EXHIBIT 99.1

In connection with the Annual Report on Form 10-K for the year ended December 31, 2002 of Eagle Financial Services, Inc. (the "Company"), as filed with the Securities and Exchange Commission on the hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Code Section 1350, as adopted pursuant to Code
Section 906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:  March 24, 2003

/s/ JOHN R. MILLESON
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John R. Milleson
President and Chief Executive Officer

/s/ JAMES W. MCCARTY, JR.
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James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary-Treasurer

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